Exhibit (a)(4)

Change in Independent Public Accountant - MainStay Fiera SMID Growth

The Board has selected KPMG LLP (“KPMG”) to serve as the MainStay Feira SMID Growth Fund’s (the “Fund”) independent registered public accounting firm for the fiscal period ended October 31, 2023. The decision to select KPMG was recommended by the Audit Committee and was approved by the Board on March 7, 2023. During the Fund’s fiscal years ended March 31, 2023 and March 31, 2022, neither the Fund, its portfolio nor anyone on its behalf consulted with KPMG on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(iv) of said Item 304).

On July 24, 2023, the Fiera Small/Mid-Cap Growth Fund (the “Predecessor Fund”) was reorganized into the Fund. As a result of this reorganization, Deloitte & Touche LLP (“Deloitte”) was effectively dismissed as the Predecessor Fund’s independent registered public accounting firm. The selection of KPMG does not reflect any disagreements with or dissatisfaction by the Fund or the Board with the performance of Deloitte.

Deloitte’s report on the Fund’s financial statements for the fiscal years ended March 31, 2023, and March 31, 2022, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s fiscal years ended March 31, 2023 and March 31, 2022, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Fund’s financial statements for such years, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

The Fund requested Deloitte to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the statements contained above. A copy of that letter is attached hereto.

Deloitte & Touche LLP 555 East Wells Street Suite 1400 Milwaukee, WI 53202-3824 USA Tel: +1 414 271 3000 Fax: +1 414 347 6200 www.deloitte.com

December 12, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Exhibit 13(a)(4) of Form N-CSR dated on or about December 20, 2023 for MainStay Fiera SMID Growth Fund, a series of MainStay Funds Trust, and have the following comments:

1.	We agree with the statements made in the second and third paragraphs.
2.	We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,

Exhibit (a)(4)

Change in Independent Public Accountant - MainStay PineStone U.S. Equity Fund, MainStay PineStone International Equity Fund and MainStay PineStone Global Equity Fund

The Board has selected KPMG LLP (“KPMG”) to serve as the MainStay PineStone U.S. Equity Fund, MainStay PineStone International Equity Fund, and MainStay PineStone Global Equity Fund (collectively referred to as the “Funds”), independent registered public accounting firm for the fiscal period ended October 31, 2023. The decision to select KPMG was recommended by the Audit Committee and was approved by the Board on May 2, 2023. During the Funds’ fiscal years ended March 31, 2023 and March 31, 2022, neither the Funds, their portfolios nor anyone on their behalf consulted with KPMG on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(iv) of said Item 304).

On August 28, 2023, the Fiera Capital U.S. Equity Fund, Fiera Capital International Equity Fund and Fiera Capital Global Equity Fund (collectively the “Predecessor Funds”) were reorganized into the respective Funds. As a result of this reorganization, Deloitte & Touche LLP (“Deloitte”) was effectively dismissed as the Predecessor Funds’ independent registered public accounting firm. The selection of KPMG does not reflect any disagreements with or dissatisfaction by the Funds or the Board with the performance of Deloitte.

Deloitte’s report on the Funds’ financial statements for the fiscal years ended March 31, 2023, and March 31, 2022, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Funds’ fiscal years ended March 31, 2023 and March 31, 2022, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Funds’ financial statements for such years, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended.

The Funds requested Deloitte to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the statements contained above. A copy of that letter is attached hereto.

Deloitte & Touche LLP 555 East Wells Street Suite 1400 Milwaukee, WI 53202-3824 USA Tel: +1 414 271 3000 Fax: +1 414 347 6200 www.deloitte.com

December 12, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Exhibit 13(a)(4) of Form N-CSR dated on or about December 20, 2023 for MainStay PineStone U.S. Equity Fund, MainStay PineStone International Equity Fund, and MainStay PineStone Global Equity Fund, each a series of MainStay Funds Trust, and have the following comments:

1.	We agree with the statements made in the second and third paragraphs.
2.	We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,